                                                                    Exhibit 5(h)

                   Allstate Life Insurance Company of New York
                3100 Sanders Road, Suite J5B Northbrook, IL 60062
                      Phone 847.402.2271 Fax 847.402.3781
                            Email SLees@allstate.com

                                                                   Susan L. Lees
                                             Director, Vice President, Secretary
                                                             and General Counsel

                                                                Law & Regulation

March 20, 2009

To:     Allstate Life Insurance Company of New York
        Northbrook, IL 60062

From:   Susan L. Lees
        Director, Vice President, Secretary and General Counsel

Re: Form S-3 Registration Statement Under the Securities Act of 1933 File No. 333 -
        AIM Lifetime Plus Annuity
        AIM Lifetime Plus II Annuity
        Custom Portfolio Annuity
        Allstate Provider Variable Annuity
        Select Directions Annuity (together the "Contracts")

With reference to the Form S-3 Registration Statement filed by Allstate Life Insurance Company of New York (the "Company"), as Registrant, with the Securities and Exchange Commission covering the Contracts described therein, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of March 18, 2009:

     1) The Company is duly organized and existing under the laws of the State of New York and has been duly authorized to do business and to issue the Certificates by the Commissioner of Insurance of the State of New York.

     2) The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectuses constituting part of the Registration Statement.

Sincerely,


/s/ Susan L. Lees
----------------------------------------------------
Susan L. Lees
Director, Vice President, Secretary and General Counsel